                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRIAD GUARANTY INC.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         TRIAD GUARANTY INSURANCE LOGO

                      101 South Stratford Road, Suite 500
                      Winston-Salem, North Carolina 27104

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999

To the Stockholders of
  TRIAD GUARANTY INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Triad Guaranty Inc. (the "Company") will be held at Adam's Mark, 425 North Cherry Street, Winston-Salem, North Carolina, on Thursday, May 13, 1999, at 2:00 p.m. Eastern Time, for the purpose of considering and acting upon the following matters:

        1. To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

        2. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record as of the close of business on April 1, 1999 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, 101 South Stratford Road, Suite 500, Winston-Salem, North Carolina 27104. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                         By order of the Board of Directors

                                         Earl F. Wall
                                         Secretary

Winston-Salem, North Carolina
April 12, 1999

                                PROXY STATEMENT
                              TRIAD GUARANTY INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1999

                              GENERAL INFORMATION

     This proxy statement is being furnished to the stockholders of Triad Guaranty Inc., a Delaware corporation (the "Company"), 101 South Stratford Road, Suite 500, Winston-Salem, North Carolina 27104, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 13, 1999 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 12, 1999.

     The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve) and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has one class of stock outstanding, Common Stock, par value $.01 per share ("Common Stock"). On April 1, 1999, 13,292,694 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on April 1, 1999 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

     Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker nonvotes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker nonvotes will not be considered as present and entitled to vote with respect to that specific proposal.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table shows, with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of April 1, 1999; and (ii) the percent of the Common Stock so owned as of that date:

                                                            AMOUNT AND NATURE
                   NAME AND ADDRESS OF                        OF BENEFICIAL      PERCENT OF
                     BENEFICIAL OWNER                         OWNERSHIP(1)      COMMON STOCK
                   -------------------                      -----------------   ------------
Collateral Investment Corp.(2)(3)(6)......................      2,677,500          20.0%
Collateral Mortgage, Ltd.(4)(5)(7)........................      2,572,500          19.2%
Cincinnati Financial Corporation(16)......................        712,900           5.3%

     The following table shows with respect to each director and nominee for director of the Company, the executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, ten in number: (i) the total number of shares of Common Stock beneficially owned as of April 1, 1999; and (ii) the percent of the Common Stock so owned as of that date:

                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL      PERCENT OF
                NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)      COMMON STOCK
                ------------------------                   -----------------   ------------
William T. Ratliff, III(8)...............................    165,574(10)(11)       1.2%
Darryl W. Thompson.......................................    338,048(10)(12)       2.5%
David W. Whitehurst(9)...................................       107,880(10)       *
Robert T. David..........................................        19,266(10)       *
Raymond H. Elliott.......................................     28,441(10)(14)      *
John H. Williams.........................................    241,856(10)(15)       1.8%
Ron D. Kessinger.........................................        52,717(10)       *
Henry B. Freeman.........................................     72,252(10)(13)      *
Earl F. Wall.............................................        15,072(10)       *
                                                           ----------------
                                                           1,041,106
All directors and executive officers as a group (10
  persons)(8)(9).........................................     1,058,762(10)        7.9%

---------------
  *  Less than one percent.

 (1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2) The business address of Collateral Investment Corp., an insurance holding company ("CIC"), is 1812 University Boulevard, Tuscaloosa, Alabama 35401.

 (3) Mr. William T. Ratliff, Jr. is a vice president and director of CIC and beneficially owns 48.6% of the outstanding voting capital stock of CIC. Accordingly, Mr. Ratliff, Jr. may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC. The business address of Mr. Ratliff, Jr. is

     1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034. Mr. Ratliff, Jr. is the father of Mr. William T. Ratliff, III.

 (4) The business address of Collateral Mortgage, Ltd., a mortgage banking and real estate lending firm ("CML"), is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

 (5) Collat, Inc. ("Collat") is the general partner of CML and as such may be deemed to be the beneficial owner of the shares of Common Stock owned by CML. Mr. Ratliff, Jr. is vice president and a director of Collat and beneficially owns 15.2% of the outstanding voting capital stock of Collat. Mr. Ratliff, Jr. also beneficially owns 30.5% of the outstanding limited partnership interests in CML. Accordingly, Mr. Ratliff, Jr. may be deemed to be the beneficial owner of the shares of Common Stock owned by CML. The business address of Collat and Mr. Ratliff, Jr. is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034.

 (6) 440,000 shares of Common Stock owned by CIC are pledged to secure a bank loan.

 (7) The shares of Common Stock owned by CML are pledged to secure a bank loan.

 (8) Mr. William T. Ratliff, III is president and a director of CIC and beneficially owns 2.8% of the outstanding voting capital stock of CIC. Mr. Ratliff, III beneficially owns 7.1% of the outstanding limited partnership interests in CML. Mr. Ratliff, III is also president and a director of Collat, the general partner of CML, and beneficially owns 35% of the outstanding voting capital stock of Collat. Accordingly, Mr. Ratliff, III may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC and CML. The business address of Mr. Ratliff, III is 1900 Crestwood Boulevard, Birmingham, Alabama 35210-2034. Mr. Ratliff, III is the son of Mr. Ratliff, Jr. No other director or executive officer of the Company beneficially owns any capital stock of CIC or partnership interests in CML.

 (9) Mr. David W. Whitehurst is executive vice president and chief operating officer of CIC. Accordingly, Mr. Whitehurst may be deemed to be the beneficial owner of the shares of Common Stock owned by CIC. The business address of Mr. Whitehurst is 1812 University Boulevard, Tuscaloosa, Alabama 35401.

(10) Includes shares of Common Stock which could be acquired through the exercise of stock options as follows: Mr. Ratliff, III, 116,962 shares; Mr. Thompson, 276,973 shares; Mr. Whitehurst, 95,190 shares; Mr. David, 13,266 shares; Mr. Elliott, 13,441 shares; Mr. Williams, 202,970 shares; Mr. Freeman, 48,810 shares; Mr. Kessinger, 31,549 shares; Mr. Wall, 8,291 shares; all directors and executive officers as a group, 823,354 shares.

(11) Includes 1,500 shares owned by Mr. Ratliff's wife and 5,700 shares owned by his minor children.

(12) Includes 1,800 shares owned by Mr. Thompson's wife.

(13) Includes 600 shares owned by Mr. Freeman's wife.

(14) Includes 15,000 shares owned by Mr. Elliott's wife.

(15) Includes 300 shares owned by Mr. Williams' minor children.

(16) Number of shares reported in the most recent Schedule 13G filed by Cincinnati Financial Corporation ("Cincinnati Financial") with the Securities and Exchange Commission. Cincinnati Financial has sole voting power and sole dispositive power with respect to all 712,900 shares. The business address of Cincinnati Financial is P. O. Box 145496, Cincinnati, Ohio, 45250-5496.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     At the meeting, five directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     The Company was incorporated on August 16, 1993 for the purpose of holding all of the outstanding stock of Triad Guaranty Insurance Corporation, an Illinois insurance company ("Triad"), and to undertake the Company's initial public offering.

     The following persons are nominees for election as directors of the
Company:

     WILLIAM T. RATLIFF, III  Age -- 45  Director since -- 1993

        Mr. Ratliff has been the Chairman of the Board of the Company since 1993. Mr. Ratliff has also been Chairman of the Board of Triad since 1989, President of Collateral Investment Corp. ("CIC") since 1990 and was President and General Partner of Collateral Mortgage, Ltd. ("CML") from 1987 to 1995. Mr. Ratliff has been Chairman of New South Federal Savings Bank ("New South") since 1986 and President and a director of New South Bancshares, Inc., New South's parent company, since 1995. From March 1994 until December 1996, Mr. Ratliff served as President of Southwide Life Insurance Corp., of which he had been Executive Vice President since 1983. Mr. Ratliff joined CML in 1981 after completing his doctoral degree with a study of planning processes in an insurance company. Previously, he trained and worked as an educator, counselor and organizational consultant.

     DARRYL W. THOMPSON  Age -- 58  Director since -- 1993

        Mr. Thompson has been President and Chief Executive Officer of the Company since 1993. Mr. Thompson has also been President, Chief Executive Officer and a Director of Triad since its inception in 1987. From 1986 to 1989, Mr. Thompson also served as President and Chief Executive Officer of Triad Life Insurance Company, which sold mortgage insurance products. From 1976 to 1985, Mr. Thompson served as Senior Vice President/Southeast Division Manager of Mortgage Guaranty Insurance Corporation. Mr. Thompson joined Mortgage Guaranty Insurance Corporation in 1972.

     DAVID W. WHITEHURST  Age -- 49  Director since -- 1993

        Mr. Whitehurst has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1993, and served as Secretary of the Company from 1993 until 1996. Mr. Whitehurst has also been a Vice President and Director of Triad since 1989, Executive Vice President of CIC since 1995 (Vice President from 1990 to 1995), was Chief Financial Officer of CIC from 1990 through 1995, was Executive Vice President of Southwide Life Insurance Corp. from 1992 until 1996 and has been a director of New South since 1989. Since January 1997, Mr. Whitehurst has been President, Treasurer and a Director of

        Southland National Insurance Corp. and its subsidiaries. Mr. Whitehurst joined CML in 1989 and served as Vice President of CML and its affiliates until 1992, when he began devoting all of his time to CIC and its affiliates. Mr. Whitehurst is a certified public accountant.

     ROBERT T. DAVID  Age -- 60  Director since -- 1993
        Mr. David is President and Chief Executive Officer of Polatomic, Inc. From 1995 until 1996, Mr. David was the Garrett Professor of Business Administration at Berry College in Rome, Georgia. From 1988 through 1994, Mr. David was Vice President and Dean of the Samford University School of Business.

     RAYMOND H. ELLIOTT  Age -- 68  Director since -- 1993
        Mr. Elliott was Chairman of Flag Development Company, a partnership representing international and domestic investors involved with land development, from 1986 to 1996. Mr. Elliott has been a Trustee of Neighborhood Housing Services of America, Inc. since 1987. From 1973 to 1985, Mr. Elliott served as President of the Federal Home Loan Bank of Boston.

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors. During 1998, the Board of Directors met five times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

BOARD COMMITTEES

     The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the General Corporation Law of the State of Delaware. The Executive Committee, which is composed of Messrs. Ratliff (Chairman), Thompson and Whitehurst, acted once by written consent during 1998.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee, which is composed of Messrs. Elliott (Chairman) and David, met four times in 1998.

     The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses, grants of stock options and other incentive programs. The Compensation Committee serves as the committee that administers the Company's 1993 Long-Term Stock Incentive Plan. The Compensation Committee, which is composed of Messrs. David (Chairman) and Elliott, met five times in 1998.

     The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's Certificate of Incorporation establishes procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of stockholders of the Company.

Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

               REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
                                  COMPENSATION

GENERAL

     The purpose of the Company's executive compensation program is to enable the Company to attract, retain and motivate qualified executives to insure the long-term success of the Company and its business strategies.

     The Company's overall compensation philosophy is as follows:

     - to attract, retain and motivate qualified executive talent critical for the long-term success of the Company;

     - to reinforce strategic performance objectives through the use of incentive compensation programs; and

     - to create a mutuality of interest between executive officers and the stockholders through compensation structures that align compensation with the rewards and risks of strategic decision making.

     The Compensation Committee's objectives include linking compensation to improving return on equity using economic value added ("EVA") concepts. (EVA is a registered trademark of Stern Stewart & Co.) Accordingly, beginning with the 1996 calendar year, the Compensation Committee developed certain models for measuring EVA and determining the portion of that value which will be available for incentive compensation awards. These concepts were incorporated in a set of program guidelines (the "EVA Program") approved by the Board of Directors and implemented for 1996. Under the EVA Program as established by the Compensation Committee and the Board of Directors, it is expected that the Company will provide a return to stockholders based on the estimated current cost of capital and market risk associated with an investment in the Company's business. To the extent the Company provides a rate of return in excess of this "cost of capital," there has been economic value added to the Company and a discretionary bonus pool based on a portion of the EVA is established to provide incentive compensation to senior management. In recognition of the need for the Company in its earlier years to have a relatively large amount of capital in order to obtain the state licenses and claims -- paying ability ratings from rating agencies required for its growth, the EVA Program is designed to recognize improvements in the rate of return during an interim period. Awards of amounts in the bonus pool to individual participants are based on the individual's contribution to the Company during the year as determined by the Committee after considering recommendations of the Chairman and the President and an evaluation of expected operating results in the future. It is intended that any amounts allocated to the bonus pool be payable to participants over a four year period, subject to the right of the Committee to reduce or suspend any such payouts, and subject to review of the individual participants on an annual basis. Awards under the Program are made in the form of cash bonuses and equity grants within guidelines established under the EVA Program. In establishing the EVA Program, it is the Committee's long-term objective that incentive compensation (cash and equity awards) become a more significant component in the total executive compensation package. The Committee believes this approach will create a stronger mutuality of interests between the Company's executive officers and stockholders by requiring the executive officers to share in the Company's operating results and stock market performance. Under the EVA Program, incentive compensation awards in the future could be significantly greater or less than awards made in 1998 and prior years. All of the Company's executive officers currently participate in the EVA Program.

     The Company, through its wholly-owned subsidiary, Triad, has employment agreements described elsewhere in this proxy statement with Messrs. Thompson, Williams, Kessinger and Freeman. These agreements are intended to secure for the Company the continued services of the officers and provide them appropriate incentives for maximum effort on behalf of the Company. Salary levels established under the employment agreements are subject to annual review. The Company also maintains the 1993 Long-Term Stock Incentive Plan (the "Stock Incentive Plan" or "Plan") under which grants of restricted Common Stock and options to purchase stock have been made as described elsewhere in this proxy statement.

     The compensation of each of the executive officers of the Company is composed of base compensation and incentive compensation (except for Messrs. Ratliff and Whitehurst, who are eligible to receive only incentive compensation as discussed below). The 1998 compensation of the Company's Chief Executive Officer, Mr. Thompson, was subject to the same policies as are applicable to all other executive officers of the Company. All executive compensation awards for 1998 were determined by the Compensation Committee. The Committee has been further assisted by independent compensation consultants regarding Company-wide benefits as well as the ongoing structure of the overall compensation package for the executive officers, including the development of the EVA Program.

     Messrs. Ratliff and Whitehurst are employed by New South or CIC and do not receive separate salaries from the Company for their services to the Company. Triad is party to an Administrative Services Agreement with CIC and New South described elsewhere herein. The services of Messrs. Ratliff and Whitehurst to the Company are charged to the Company under the Administrative Services Agreement. The Compensation Committee believes that the terms of this agreement are no less favorable to the Company than could be obtained from unaffiliated third parties. Messrs. Ratliff and Whitehurst are also eligible to participate in the EVA Program and to receive incentive compensation based upon the Compensation Committee's evaluation of their contributions to the Company. See "Directors' Compensation."

     Overall executive compensation levels for 1998 were higher than for 1997. Consistent with the Company's results for 1998, cash bonuses and stock option awards to the executive officers were higher in 1998 than in 1997.

     Section 162(m) under the Internal Revenue Code adopted in 1993 limits the deductibility for federal income tax purposes of certain compensation paid to top executives of publicly held corporations. Certain types of compensation may be excluded from the limitations under Section 162(m). The Compensation Committee believes that the tax aspects of executive compensation awards are one of several important considerations and it will continue to review the applicability of the Internal Revenue Code limitations to its executive compensation programs. However, the Committee intends to maintain the flexibility to take any actions which it deems to be in the interests of the Company and its stockholders.

     Policies relative to each of the elements of compensation of the executive officers are discussed below.

BASE COMPENSATION

     The Committee's approach to base compensation is to offer competitive salaries, consistent with its long-term objective that base salaries become a smaller component in the total executive compensation package. Those executive officers covered by employment agreements receive base salaries under those agreements, subject to annual review, and are eligible for incentive compensation awards as well.

     The Committee makes salary decisions in an annual review with input from the Chief Executive Officer. In the case of Mr. Thompson, the Committee is guided by the recommendation of the Chairman of the Board. The Committee's review considers the decision-making responsibilities of each position and the experience, work performance, and overall contribution of the executive officer to the Company in relationship to overall Company performance. In general, the salary decisions are subjective with no quantitative measures utilized. In establishing 1998 salaries of the Company's executive officers, the Compensation Committee considered the responsibilities, experience and performance of the individual in relationship to the Company's growth and financial results. The Committee also took into account the compensation of executives at comparable companies (companies within the private mortgage insurance industry as well as those outside the industry). The 1998 average base salaries of the executive officers which appear in the Executive Compensation Table increased 5.3% in 1998.

INCENTIVE COMPENSATION

     The Company's incentive compensation awards for 1998 were based on the guidelines established by the Compensation Committee under the EVA Program. Awards granted under the EVA Program consist of a maximum of 50% in cash to the Chairman, the President or an Executive Vice President and a maximum of 75% in cash to a Vice President, or such lesser cash percentages as may be determined by the Committee. The balance of the awards are made in the form of equity grants under the Company's Stock Incentive Plan.

     Total incentive compensation for each executive under the EVA Program is determined by the Compensation Committee. The Compensation Committee determines the individuals to whom the awards are granted, the type and amount of awards to be granted, the timing of grants and the terms, conditions and provisions of awards to be granted, and the restrictions related thereto. In making those awards, the Committee considers the recommendations of the Company's Chairman and President, the responsibilities of each individual, and his past performance and contributions to the Company and anticipated future contributions to the Company, in relationship to the Company's overall performance.

CASH AWARDS

     The average cash bonus awarded to the executive officers named in the Executive Compensation Table was 67.3% of their base salaries in 1998 and 62.7% in 1997. Awards for 1998 were made consistent with the guidelines established under the EVA Program.

EQUITY AWARDS

     Pursuant to the Company's Stock Incentive Plan, certain directors, officers and key employees of the Company are eligible to receive long-term incentives in a variety of forms including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock and other stock-based awards. The purpose of the Stock Incentive Plan is to enable the Company to attract and retain the best available directors, executive personnel and other key employees in order to provide for the Company's long-term growth and business success. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of the Company's directors, executive officers and key employees with its stockholders.

     For 1998, all awards to the executive officers under the Stock Incentive Plan represented the equity portion of the overall incentive compensation award for such individual. The Committee considered grants under the Plan in the form of shares of restricted stock valued at the market price of the Company's Common Stock on the date of grant or in the form of ten-year stock options exercisable at either the market price on the date of grant or 130 percent of that price. The Committee utilized a Black-Scholes pricing model and applied a discount for non-transferability of options and deferred vesting to determine the number of "at the market options" or "premium priced options" which would be awarded relative to shares of restricted stock. For 1998, the awards to all of the executive officers were made in the form of shares of restricted stock and at the market or premium priced options for ten years, which vest one-third per year beginning in December, 1999. These awards are summarized in footnotes to the Executive Compensation Table elsewhere herein.

     The salary and incentive compensation, including cash and equity amounts, paid by the Company to its chief executive officer and the other four most highly compensated executive officers of the Company in 1998 is set forth in the tables that follow this report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation policies that the Board and the Compensation Committee have established and administer contribute to this focus.

                                         COMPENSATION COMMITTEE
                                         Robert T. David
                                         Raymond H. Elliott

     The foregoing Report of the Board of Directors on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the four most highly compensated executive officers of the Company during each of the Company's fiscal years ended December 31, 1998, 1997 and 1996:

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                    AWARDS(2)
                                                                             ------------------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                   ANNUAL COMPENSATION       RESTRICTED    OPTIONS(#)     ALL OTHER
                                                 ------------------------      STOCK       ----------    COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)(1)    AWARDS(3)     (4)(5)(6)        ($)(7)
     ---------------------------         ----    ---------    -----------    ----------    ---------     ------------
Darryl W. Thompson,                      1998    $232,183      $179,591                      57,525         $5,000
  Chief Executive Officer                1997     225,420       165,000                      21,875          4,750
                                         1996     225,420       125,000                      40,500          4,750
John H. Williams,                        1998     178,120       103,397                      33,125          5,000
  Executive Vice President               1997     173,120        95,000                       7,550          4,750
  of Triad                               1996     173,120        75,000                      24,300          4,750
Ron D. Kessinger,                        1998     143,000       103,397        5,825          4,200          5,000
  Executive Vice President               1997     130,000        95,000                       9,075          4,750
  of Triad                               1996     125,833        72,500                      18,800          4,750
Henry B. Freeman,                        1998     121,000        69,378                       7,425          5,000
  Vice President                         1997     117,000        63,750                       2,825          4,750
  of Triad                               1996     117,000        48,750                       5,300          4,750
Earl F. Wall,                            1998      90,000        58,733                       7,100          5,000
  Vice President, Secretary and          1997      80,000        36,000                       4,775          4,710
  General Counsel                        1996      80,000        37,500                      10,050            -0-

---------------
(1) The Company maintains an executive bonus program pursuant to which cash bonuses may be awarded annually to officers and other key employees of the Company as a part of overall incentive compensation awards.

(2) Number of shares of Common Stock subject to options, or awards of restricted stock, granted during or with respect to the year indicated under the Company's Stock Incentive Plan.

(3) As a part of its 1998 incentive compensation awards, the Company in January 1999 granted 5,825 shares of restricted stock to Mr. Kessinger under the Company's Stock Incentive Plan. The value of shares of restricted stock is based upon the closing price of the Company's Common Stock on the date of grant ($17.88). One-third of the restricted shares granted will be vested and transferable on December 31, 1999, another third will be vested and transferable on December 31, 2000, and on December 31, 2001 all of the restricted shares will be vested and transferable. Holders of restricted stock are entitled to receive dividends or other distributions with respect to such shares during the period of restriction. Such restricted stock awards become immediately vested and transferable in the event of a change in control. See "Report of the Compensation Committee of the Board -- Incentive Compensation."

(4) As a part of its 1998 incentive compensation awards, the Company in January 1999 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 57,525 shares at $23.24 per share; Mr. Williams, 33,125 shares at $23.24 per share; Mr. Kessinger, 4,200 shares at $23.24 per share; Mr. Freeman, 7,425 shares at $23.24 per share; and Mr. Wall, 7,100 shares at $23.24 per share. One-third of the options granted will be vested and exercisable on December 31, 1999, another third will be vested and exercisable on December 31, 2000, and on December 31, 2001 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change in control of the Company. The exercise price of $23.24 is 130% of the closing market price of the Company's Common Stock on the date of grant ($17.88). See "Report of the Compensation Committee of the Board -- Incentive Compensation."

(5) As a part of its 1997 incentive compensation awards, the Company in January 1998 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 21,875 shares at $49.08 per share; Mr. Williams, 7,550 shares at $37.75 per share; Mr. Kessinger, 5,300 shares at $37.75 per share and 3,775 shares at $49.08 per share; Mr. Freeman, 2,825 shares at $49.08 per share; and Mr. Wall, 4,775 shares at $49.08 per share. One-third of the options granted became vested and exercisable on December 31, 1998, another third will be vested and exercisable on December 31, 1999, and on December 31, 2000 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change in control of the Company. The exercise price of $37.75 was the closing market price of the Company's Common Stock on the date of grant. The exercise price of $49.08 is 130% of the closing market price of the Company's Common Stock on the date of grant. See "Report of the Compensation Committee of the Board -- Incentive Compensation."

(6) As a part of its 1996 incentive compensation awards, the Company in January 1997 granted stock options to the named executive officers to purchase shares of Common Stock under the Company's Stock Incentive Plan in the amounts and at the exercise prices indicated: Mr. Thompson, 40,500 shares at $20.07 per share; Mr. Williams, 24,300 shares at $20.07 per share; Mr. Kessinger, 11,750 shares at $20.07 per share and 7,050 shares at $15.44 per share; Mr. Freeman, 5,300 shares at $20.07 per share; and Mr. Wall, 4,050 shares at $20.07 per share. One third of the options granted became vested and exercisable on January 22, 1998, another third became vested and exercisable on January 22, 1999, and on January 22, 2000 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change in control of the Company. The exercise price of $15.44 was the closing market price of the Company's Common Stock on the date of grant. The exercise price of $20.07 is 130% of the closing market price of the Company's Common Stock on the date of grant. See "Report of the Compensation Committee of the Board -- Incentive Compensation." In addition, the Company granted 6,000 options at $14.25 (the closing market price on the date of grant) to Mr. Wall in September 1996 as a hiring bonus. One-third of these options became vested and exercisable on September 4, 1997, one-third became vested and exercisable on September 4, 1998 and one-third will be vested and exercisable on September 4, 1999.

(7) Matching contributions made by the Company pursuant to its 401(k) Profit Sharing Retirement Plan.

EMPLOYEE STOCK OPTIONS

     Option Grants. The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Executive Compensation Table during the Company's 1998 fiscal year:

                                  INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF                                                         ASSUMED ANNUAL RATES OF
                         SECURITIES       % OF TOTAL                                     STOCK PRICE APPRECIATION FOR
                         UNDERLYING     OPTIONS GRANTED   EXERCISE                              OPTION TERM(3)
                           OPTIONS      TO EMPLOYEES IN     PRICE                        -----------------------------
         NAME           GRANTED(#)(1)     FISCAL YEAR     ($/SH)(2)   EXPIRATION DATE      5%($)             10%($)
         ----           -------------   ---------------   ---------   ---------------      -----             ------
Darryl W. Thompson....     21,875           17.27%         $49.08     January 19, 2008    $271,591         $1,068,346
John H. Williams......      7,550            5.96%         $37.75     January 19, 2008     179,242            454,236
Ron D. Kessinger......      3,775            2.98%         $49.08     January 19, 2008      46,869            184,366
                            5,300            4.18%         $37.75     January 19, 2008     125,825            318,868
Henry B. Freeman......      2,825            2.23%         $49.08     January 19, 2008      35,074            137,969
Earl F. Wall..........      4,775            3.77%         $49.08     January 19, 2008      59,284            233,205

---------------
(1) All options granted under the Company's Stock Incentive Plan are nonqualified stock options. The options granted to Messrs. Thompson, Williams, Kessinger, Freeman and Wall were granted in January 1998. One third of the options granted became vested and exercisable on December 31, 1998, one-third will be vested and exercisable on December 31, 1999, and one-third will be vested and exercisable on December 31, 2000. All options will become immediately vested and exercisable in the event of a change in control of the Company.

(2) The option exercise price of $37.75 was the closing market price of the Company's Common Stock on the date of grant. The option exercise price of $49.08 is equal to 130% of the closing market price of the Company's Common Stock on the date of grant.

(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Common Stock increasing over such ten-year periods to $61.49 and $97.91, respectively (based on the grant date price of $37.75).

     Option Exercises. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1998 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1998 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                    NUMBER OF                       FISCAL YEAR END(#)         FISCAL YEAR END($)(2)
                                 SHARES ACQUIRED      VALUE      -------------------------   -------------------------
NAME                               ON EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                             ---------------   -----------   -------------------------   -------------------------
Darryl W. Thompson.............          --                --         276,973/28,084            $3,702,968/$26,899
John H. Williams...............          --                --         202,970/13,134             2,667,905/ 16,139
Ron D. Kessinger...............      52,398        $1,106,461          31,549/12,319               290,435/ 23,374
Henry B. Freeman...............          --                --          48,810/ 3,651               687,434/  3,521
Earl F. Wall...................          --                --           8,291/ 6,534                36,630/ 18,315

---------------
(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of unexercised options is equal to the difference between the fair market value per share of Common Stock at December 31, 1998 and the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AGREEMENTS

     In October 1993, the Company, through its wholly-owned subsidiary Triad, entered into employment agreements with Messrs. Thompson, Williams, Kessinger and Freeman. These agreements had initial terms of two years and upon expiration extend automatically for successive one-year terms unless terminated by either party. Base annual salary for 1999 under the agreements is as follows: Mr. Thompson, $232,183; Mr. Williams, $178,120; Mr. Kessinger, $146,000; and Mr. Freeman, $121,000. The agreements are terminable by Triad in the event of the death of the employee, absence over a period of time due to incapacity, a material breach of his duties and obligations under the agreement or other serious misconduct. The agreements also are terminable by Triad without cause; provided, however, that in such event, the executive is entitled to a cash amount equal, in the case of Messrs. Thompson, Williams and Kessinger, to 200% of the total base annual salary paid to such executive during the two previous calendar years and, in the case of Mr. Freeman, 160% of the total base annual salary paid to such executive during the previous calendar year.

     The employment agreements provide that in the event of a change in control of the Company (as defined in the agreements) and the termination of the executive's employment by the executive as a result of his relocation or certain specified adverse changes in his employment status or compensation, the executive is entitled to a cash amount equal, in the case of Messrs. Thompson, Williams and Kessinger, to 200% of the total base annual salary paid to such executive during the two previous calendar years and, in the case of Mr. Freeman, 160% of the total base annual salary paid to such executive during the previous calendar year.

     The employment agreements contain certain noncompetition provisions restricting each executive from competing with the business of Triad for a period of two years, in the case of Messrs. Thompson, Williams and Kessinger, and one year, in the case of Mr. Freeman, following termination of his employment.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company or any of its subsidiaries do not receive any compensation for serving as directors of the Company. For 1998, Directors who were not employees of the Company or any of its subsidiaries or affiliates received an annual retainer of $30,000 of which at least 25% must be paid in the form of restricted shares of Common Stock or options to purchase shares of Common Stock. In addition, Messrs. Ratliff and Whitehurst are eligible to participate in the EVA Program and to receive incentive compensation based upon the Compensation Committee's evaluation of their contributions to the Company. For 1998, Messrs. Ratliff and Whitehurst were awarded cash bonuses in the amount of $46,252 and $29,942, respectively, and stock options to purchase 14,825 and 9,625 shares, respectively, of Common Stock at $23.24 per share(1). All directors are reimbursed for expenses incurred in attending board meetings.

---------------

(1) One-third of the options granted will be vested and exercisable on December 31, 1999, another third will be vested and exercisable on December 31, 2000, and on December 31, 2001 all of the options granted will be vested and exercisable. All options will become immediately vested and exercisable in the event of a change in control of the Company. The exercise price of $23.24 is 130% of the closing market price of the Company's Common Stock on the date of grant ($17.88).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Messrs. David and Elliott. Neither member of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

     The Company engaged in certain transactions with CIC, CML and New South Federal Savings Bank during 1998 as described below. CIC and CML own 20.0% and 19.2%, respectively, of the Common Stock of the Company. Mr. Ratliff, Chairman of the Board of the Company, is also President of CIC, former President and former General Partner of CML, and Chairman of the Board of New South. Mr. Whitehurst, Executive Vice President and Treasurer of the Company, is Executive Vice President of CIC and a director of New South. All transactions between the Company and CIC, CML or New South have been, and will be, on terms no less favorable to the Company than could have been, or than could be, obtained from unaffiliated third parties.

     Investment Advisory Agreement. Triad is a party to an investment advisory agreement with CML under which CML provides investment advice and services to Triad and assists Triad in executing purchases and sales of investments. Under the investment advisory agreement, Triad pays CML a quarterly fee based upon the value of assets under supervision. During 1998, Triad incurred fees of $231,143 pursuant to the investment advisory agreement.

     Administrative Services Agreement. Triad is a party to an administrative services agreement with CIC and New South under which CIC or New South provide Triad with certain management services. Under the administrative services agreement, Triad pays CIC and New South an annual fee based on the estimated cost of providing the services. During 1998, Triad incurred fees of $105,000 pursuant to the administrative services agreement.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Financial Stocks Index and the Nasdaq Insurance Stocks Index for the period beginning on October 22, 1993 (the date of the Company's initial public offering) and for each year end through December 31, 1998.
PERFORMANCE GRAPH

                                                                   NASDAQ STOCK          NASDAQ FINANCE        NASDAQ INSURANCE
                                        TRIAD GUARANTY INC.       MARKET (U.S.)              STOCKS                 STOCKS
                                        -------------------       -------------          --------------        ----------------
10/22/93                                       100.00                 100.00                 100.00                 100.00
'1993'                                         101.56                  99.73                  98.80                  94.72
'1994'                                          79.69                  97.48                  99.04                  89.16
'1995'                                         165.62                 137.88                 144.23                 126.65
'1996'                                         269.52                 169.55                 184.89                 144.37
'1997'                                         543.73                 208.01                 282.45                 211.77
'1998'                                         413.66                 292.40                 273.27                 188.28

-----------------------------------------------------------------------------------------------------------------
                                          10/22/93     1993     1994      1995      1996      1997      1998
-----------------------------------------------------------------------------------------------------------------
 Triad Guaranty Inc.                        100       101.56    79.69    165.62    269.52    543.73    413.66
-----------------------------------------------------------------------------------------------------------------
 NASDAQ Stock Market (U.S.)                 100        99.73    97.48    137.88    169.55    208.01    292.40
-----------------------------------------------------------------------------------------------------------------
 NASDAQ Finance Stocks                      100        98.80    99.04    144.23    184.89    282.45    273.27
-----------------------------------------------------------------------------------------------------------------
 NASDAQ Insurance Stocks                    100        94.72    89.16    126.65    144.37    211.77    188.28
-----------------------------------------------------------------------------------------------------------------

     The graph assumes $100 invested on October 22, 1993 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Financial Stocks Index and the Nasdaq Insurance Stocks Index. The Nasdaq indices were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago.

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's consolidated financial statements for the year ended December 31, 1998 were audited by Ernst & Young, independent auditors. Ernst & Young has been selected as the Company's independent auditors for fiscal year 1999. Representatives of Ernst & Young are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders intending to present a proposal for consideration at the Company's next annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Certificate of Incorporation. To be eligible for inclusion in the Company's proxy statement, stockholder proposals must be received by the Company no later than December 13, 1999. Notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the Company after February 26, 2000, and the proxies named in the accompanying form of proxy may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive a timely notice.

                                 OTHER MATTERS

     The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Winston-Salem, North Carolina
April 12, 1999

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                             PROXY
==================================================================     1. Election of Directors,
                      TRIAD GUARANTY INC.                                 Nominees are:
==================================================================
   This Proxy is Solicited on Behalf of the Board of Directors                    Robert T. David
                                                                                 Raymond H. Elliott           For    With-   For All
This proxy, when properly executed, will be voted in the manner                William T. Ratliff, III        All*   hold    Except
directed herein by the undersigned stockholder.  If no direction                 Darryl W. Thompson
is made, this proxy will be voted FOR Proposal 1.  This                          David W. Whitehurst          [ ]     [ ]      [ ]
proxy is revocable at any time.
                                                                          * FOR all listed nominees or a substitute therefor if any
Mark box at right if an address change has been noted on the   [ ]          nominee is unable or, for good cause, refuses to serve.
reverse side of this card.                                                  If you do not wish your shares voted "For" a particular
                                                                            nominee, mark the "For All Except" box and strike a
RECORD DATE SHARES:                                                         line through the name(s) of the nominee(s).  Your shares
                                                                            will be voted for the remaining nominee(s).




                                                                          In their discretion, the Proxies are authorized to vote
                                                                          upon such other business as may properly come before the
                                                                          meeting.


                                            ------------------------
   Please be sure to date this proxy and     Date                         IMPORTANT: Please sign exactly as your name(s) appear(s)
 sign your name exactly as it appears above.                              to the left.  In the case of joint holders, all should
- --------------------------------------------------------------------      sign.  When signing as an attorney, executor,
                                                                          administrator, trustee, or guardian, please give full
                                                                          title as such.  If a corporation, please sign in full
                                                                          corporate name by President or other authorized officer.
                                                                          If a partnership, please sign in partnership name by
- ---- Stockholder sign here ------------------Co-owner sign here-----      authorized person.

DETACH CARD                                                                                                             DETACH CARD



                              TRIAD GUARANTY INC.

                      101 SOUTH STRATFORD ROAD, SUITE 500
                      WINSTON-SALEM, NORTH CAROLINA 27104


Dear Stockholder:


Your vote is important to us, and we encourage you to exercise your right to vote your shares of common stock. On behalf of the Board of Directors, we urge you to sign, date, and return the proxy card in the enclosed postage-paid envelope as soon as possible.

We appreciate your confidence in us and your cooperation with this solicitation.

Sincerely,

Triad Guaranty Inc.

                                                                [REVERSE SIDE]

                             TRIAD GUARANTY INC.

                           101 SOUTH STRATFORD ROAD
                                  SUITE 500
                      WINSTON-SALEM, NORTH CAROLINA 27104


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The holder(s) signing on the reverse side hereby appoints William T. Ratliff, III and David W. Whitehurst, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the the shares of Common Stock of Triad Guaranty Inc. (the "Company") held of record by such holder(s) on April 1, 1999 at the Annual Meeting of Stockholders to be held on May 13, 1999, or any adjournment thereof.



[ PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. ]



HAS YOUR ADDRESS CHANGED?

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